Exhibit 99.1

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(Unaudited)

	March 31,	December 31,
	2015	2014
ASSETS

Current assets
Cash and cash equivalents	$14,727	$9,461
Accounts receivable, net of allowances of $1,802 in 2015 and $1,910 in 2014	44,087	75,729
Inventories	48,128	48,378
Prepaid expenses and other current assets	1,441	2,681
Deferred income tax assets	10,774	10,774

Total current assets	119,157	147,023

Property and equipment, net of accumulated depreciation at $8,429 in 2015 and $7,659 in 2014	7,092	7,300

Intangible assets, net of accumulated amortization at $35,397 in 2015 and $33,242 in 2014	29,253	31,408

Deferred income tax assets	14,203	14,290

Note receivable	801	801

Other assets	475	457

Total assets	$170,981	$201,279

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$27,938	$49,379
Income taxes payable	2,475	6,464
Accrued liabilities	4,304	6,910
Accrued wages and wage related expenses	2,291	2,600
Deferred revenue	182	179
Sales returns liability	3,808	8,674

Total current liabilities	40,998	74,206

Total liabilities	40,998	74,206

Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized;
33,082 and 32,686 shares issued in 2015 and 2014, respectively	33	33
Additional paid-in capital	85,716	85,154
Accumulated other comprehensive loss	(1,747)	(895)
Note receivable collateralized by stock	(348)	(348)
Treasury stock, 3,569 and 3,569 common shares in 2015 and 2014 respectively, at cost	(19,576)	(19,576)
Retained earnings	65,905	62,705

Total stockholders' equity	129,983	127,073

Total liabilities and stockholders' equity	$170,981	$201,279

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ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014

Net sales	$57,216	$49,003
Cost of sales	34,258	31,225

Gross profit	22,958	17,778

Operating expenses:
Advertising and marketing	2,631	2,008
Selling, general and administrative	12,754	11,403
Amortization of definite-lived intangibles	2,134	2,427

Total operating expenses	17,519	15,838

Income from operations	5,439	1,940

Other income (expense):
Interest expense	(27)	(44)
Other income	80	90

Total other income, net	53	46

Income before provision for income taxes	5,492	1,986

Income tax provision	(2,292)	(998)

Net income	$3,200	$988

Earnings per share:

Basic earnings per share	$0.11	$0.03

Diluted earnings per share	$0.11	$0.03

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ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principals (GAAP).  In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address.  We present this financial information because we believe that it is helpful to some investors as a measure of our operations.  We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation		Three months ended
		March 31, 2015	March 31, 2014

Net income in accordance with GAAP		$3,200	$988

Adjustments:

a.	Stock based compensation expense	876	520
b.	Depreciation and amortization	2,940	3,020
c.	Other (income) expense	(53)	(46)
d.	Provision for income taxes	2,292	998

Adjusted EBITDA		$9,255	$5,480

Pro forma Net Income Reconciliation - Three Months Ended March 31, 2015 and 2014		Three months ended
		March 31, 2015		March 31, 2014

Net income in accordance with GAAP		$3,200		$988

Adjustments:

a.	Stock based compensation expense	876		520
b.	Amortization of intangibles	2,155		2,447
c.	Other expense excluding cash interest expense	(65)		(73)
d.	Income tax effects	(1,164)	*	(1,107)	*

Pro forma net income		$5,002		$2,775

Pro forma diluted EPS		$0.17		$0.09

Weighted average number of shares outstanding - diluted		29,678		30,864

* For comparative purposes, we applied an annualized statutory tax rate of 39.23% in 2015 and 38.25% in 2014.

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